Exhibit 10.100

Execution Version

Portions of this exhibit marked [*] are omitted and are requested to be treated confidentially.

Salix Pharmaceuticals, Inc.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

United States of America

5 September 2012

Alfa Wassermann S.p.A.

Via Ragazzi del ’99 no. 5

40133 Bologna

Italy

Gentlemen:

We refer to Section 11.7.2(b) of that certain Amended and Restated License Agreement, dated 6 August 2012, between us. The reference to “Alfa” contained in clause (ii) of the first sentence of the said section was in error and is hereby deleted and replaced by a reference to “Salix.”

We refer to Section 8.5 of that certain EIR Supply Agreement, dated 6 August 2012, between us. The final sentence of clause (b) of the said section is hereby amended to read in its entirety as follows:

“Each party shall exercise Commercially Reasonable Efforts to cause any insurance policies required by the first sentence of this Section 8.5(b) to be carried by it that are written on a claims made basis to remain in effect for no less than [*] years following the end of the Term. Each party shall promptly, and in any event within [*] days, notify the other party of any notice that the first party may receive from its insurance carriers of any proposed reduction of coverage or other material modification of any of the insurance policies required to be carried by such first party pursuant to the first sentence of this Section 8.5(b).”

If you are in agreement with the terms of this letter, kindly so indicate by causing a copy to be signed in the space indicated below and returned by facsimile or .pdf transmission to the undersigned, whereupon such terms will become a legally binding agreement between us.

Very truly yours,

SALIX PHARMACEUTICALS, INC.

/s/ Rick Scruggs

Rick Scruggs
Executive Vice President Business Development

Agreed:

ALFA WASSERMANN S.p.A.

By	/s/ Andrea Golinelli
Andrea Golinelli
Title	Chief Strategy Officer
Date	October 10, 2012

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.